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                                                                     Exhibit 5.2


                     [Andrews & Kurth L.L.P. Letterhead]



                                May 22, 1997



FIRSTPLUS INVESTMENT CORPORATION
3773 Howard Hughes Parkway
Suite 300N
Las Vegas, Nevada 89109


        Re:     FIRSTPLUS INVESTMENT CORPORATION
                Registration Statement on Form S-3


Ladies and Gentlemen:


        We have acted as special counsel for FIRSTPLUS INVESTMENT CORPORATION, a corporation organized under the laws of the State of Nevada (the "Company"), and certain trusts, all of the beneficial ownership of which will be initially owned by the Company (each, a "Trust", and either the Company or a Trust, as applicable, the "Issuer"), in connection with the proposed issuance by each Issuer of Asset Backed Notes (the "Notes"). The Notes of a series are to be issued and secured pursuant to an Indenture (the "Indenture") for such series, each between the applicable Issuer and an indenture trustee to be specified therein (the "Indenture Trustee"). A form of the Indenture has been filed with the Securities and Exchange Commission as an exhibit to the Company's registration statement on Form S-3 (the "Registration Statement") filed on May 5, 1997, pursuant to the Securities Act of 1993, as amended (the "Securities Act"). This opinion is also to be filed as an exhibit to the Registration Statement.

        We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Company's organizational documents, the Trust's form of organizational documents, the form of Indenture and the form of Notes included therein and such other documents, records, certificates of the Issuer and public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In addition, we have assumed that the Indenture as completed for each series will be duly executed and delivered by each of the parties thereto; that the Notes as completed for each series will be duly executed and delivered substantially in the forms contemplated by the Indenture; and that the Notes for each series will be sold as described in the Registration Statement.

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FIRSTPLUS INVESTMENT CORPORATION
May 22, 1997
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        Based upon the foregoing and subject to the limitations and qualifications set forth below, we are of the opinion that the Notes are in due and proper form and, assuming the due authorization, execution and delivery of the Indenture of each series by the applicable Issuer and the Indenture Trustee and the due authorization of the Notes for each series by all necessary action on the part of the applicable Issuer, when the Notes for each series have been validly executed, authenticated and issued in accordance with the applicable Indenture and delivered against payment therefor, the Notes for each series will be legally issued and fully paid and non-assessable, and will be valid and binding obligations of the applicable Issuer, enforceable against the applicable Issuer in accordance with their terms, except that the enforceability thereof may be subject to (a) bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent or preferential conveyance or other similar laws now or hereinafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        The opinion expressed above is subject to the qualification that we do not purport to be experts as to the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the States of Texas and New York, and we express no opinion herein as to the effect that the laws and decisions of courts of any such other jurisdiction may have upon such opinions.

        We consent to the use and filing of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus Supplement and the Prospectus contained therein. In giving such consent we do not imply or admit that we are an expert with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term "expert" as used in the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.



                                         Very truly yours,

                                         /s/ Andrews & Kurth L.L.P.